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                                                                   EXHIBIT 99.2

[FORM OF DISCREET PROXY]

                              DISCREET LOGIC INC.

                                     PROXY

            SOLICITED BY MANAGEMENT FOR THE SPECIAL GENERAL MEETING

             OF SHAREHOLDERS TO BE HELD ON JANUARY [  ], 1999

  The undersigned, shareholder of DISCREET LOGIC INC. (the "Company"), hereby appoints Richard J. Szalwinski failing whom, Francois Plamondon, or instead of
the foregoing                 as the proxyholder of the undersigned to attend
and act for and on behalf of the undersigned at the Special General Meeting of Shareholders of the Company to be held on January [ ], 1999, and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person and with authority to vote and act in the proxy holder's discretion, unless herein otherwise specified and TO VOTE AND ACT IN THE SAID PROXY HOLDER'S DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS REFERRED TO IN THE NOTICE TO THE MEETING AND WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

  The said proxy holder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below:

  VOTE FOR [_] VOTE AGAINST [_] a special resolution approving the amalgamation of 9066-9771 Quebec Inc., 9066-9854 Quebec Inc. and Discreet Logic Inc., the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation dated as of November 18, 1998 entered into by and among Autodesk, Inc., 9066-9771 Quebec Inc., 9066-9854 Quebec Inc., Autodesk Canada Inc., Autodesk Development B.V. and Discreet Logic Inc., the Amended and Restated Amalgamation Agreement dated as of November 18, 1998 entered into and by among 9066-9771 Quebec Inc., 9066-9854 Quebec Inc., Discreet Logic Inc. and Autodesk, Inc., as intervenant, and confirming special by-law 1998-1 relating to the amalgamation involving 9066-9771 Quebec, 9066-9854 Quebec Inc. and Discreet Logic Inc., the full text of which is set out in Appendix E-2 to the accompanying joint proxy statement/prospectus of Autodesk, Inc. and Discreet Logic Inc.

Date:___________ Signature:____________________________________________________

  Name (Please print): _______________________________________________________

Notes:

(1) This proxy must be executed by the shareholder or his/her attorney authorized in writing or, if the shareholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, or other representatives should so indicate when signing. If undated, this proxy is deemed to bear the date it was mailed to the shareholder.

(2) A SHAREHOLDER MAY APPOINT AS PROXY HOLDER A PERSON (WHO NEED NOT BE A SHAREHOLDER) OTHER THAN THE PERSONS DESIGNATED IN THIS PROXY TO ATTEND AND ACT ON HIS/HER BEHALF AT THE MEETING BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE SPACE PROVIDED OR BY COMPLETING ANOTHER PROPER PROXY.

(3) The shares represented by this proxy will, on a show of hand or any ballot that may be called for, be voted or withheld from voting in accordance with instructions given by the shareholder; IN THE ABSENCE OF ANY CONTRARY INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" THE ITEMIZED MATTER.